Exhibit 99.1
SCHEDULE 13D JOINT FILING AGREEMENT
     In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.
Date: February 4, 2011

WONDER HOLDINGS, INC.
By:	/s/ Brian D. Schwartz
	Name:	Brian D. Schwartz
	Title:	President

WONDER HOLDINGS ACQUISITION CORP.
By:	/s/ Brian D. Schwartz
	Name:	Brian D. S.chwartz
	Title:	President

H.I.G. BAYSIDE DEBT & LBO FUND II, L.P.
By: H.I.G. Bayside Advisors II, LLC
Its: General Partner

By: H.I.G.-GPII, Inc.
Its: Manager

By:	/s/ Richard H. Siegel
	Name:	Richard H. Siegel
Its: Vice President and General Counsel

H.I.G. BAYSIDE ADVISORS II, LLC
By: H.I.G.-GPII, Inc.
Its: Manager

By:	/s/ Richard H. Siegel
	Name:	Richard H. Siegel
Its: Vice President and General Counsel

H.I.G.-GPII, INC.
By:	/s/ Richard H. Siegel
	Name:	Richard H. Siegel
Its: Vice President and General Counsel

/s/ Sami W. Mnaymneth
Sami W. Mnaymneh

/s/ Anthony A. Tamer
Anthony A. Tamer